Exhibit 99.1

Nasdaq Hearings Panel Grants SouthWest Water Stay of Delisting

LOS ANGELES--(BUSINESS WIRE)--September 1, 2009--SouthWest Water Company (NASDAQ:SWWC), a leading provider of water, wastewater and public works services, today announced that the Nasdaq Hearings Panel has granted the company a stay of delisting to allow it to finish work on its Form 10-Q for the second quarter of 2009. The Panel has granted the Company until September 30, 2009, to file its Form 10-Q for the quarter ended June 30, 2009.

About SouthWest Water Company

SouthWest Water Company provides a broad range of operations, maintenance and management services, including water production, treatment and distribution; wastewater collection and treatment; customer service; and utility infrastructure construction management. The company owns regulated public utilities and also serves cities, utility districts and private companies under contract. More than a million people in 9 states depend on SouthWest Water for high-quality, reliable service. Additional information may be found on the company’s website: www.swwc.com.

CONTACT:
SouthWest Water Company
DeLise Keim
VP Communications
213-929-1846
www.swwc.com